EXHIBIT 99.1

AEGION CORPORATION COMPLETES SALE OF ITS
BAYOU PIPE COATING AND INSULATION BUSINESS

St. Louis, Missouri, September 4, 2018 - Aegion Corporation (Nasdaq Global Select Market: AEGN) (“Aegion” or the “Company”) today announced the closing of its sale of the business and assets of The Bayou Companies, LLC (“Bayou Companies”), a wholly-owned subsidiary of Aegion, to a private equity fund managed by Altamont Capital Partners (“Altamont”). As part of the transaction, the Company also divested its 51 percent membership interest in Bayou Wasco Insulation, LLC. (“Bayou Wasco”). Bayou Companies and Bayou Wasco, each based in New Iberia, Louisiana, specialize in pipe coating and insulation for new construction in the on-shore and off-shore upstream oil and gas sector. The sale price was $46 million, consisting of $38 million paid in cash at closing and $8 million in a fully secured two-year loan payable to Aegion. Aegion also will be eligible to receive an additional $4 million in total earn-out payments based on performance of the divested businesses in 2019 and 2020. Cash proceeds, net of customary closing costs, will be used to repay outstanding borrowings on Aegion’s line of credit. The sale is expected to result in a pre-tax loss of approximately $8 to $10 million.

Charles R. Gordon, Aegion's President and Chief Executive Officer, commented, "We are pleased to have completed the Bayou sale. Bayou Companies and Bayou Wasco were strong income and cash contributors for Aegion in 2016 and 2017, primarily driven by the large deepwater insulation project substantially completed during the first half of 2017. The market for these businesses is susceptible to uncertainty around large project timing, which created volatility in Aegion’s revenues, earnings and backlog. This divestiture is consistent with Aegion’s strategy to deliver predictable and sustainable earnings growth and our commitment to drive long-term stockholder value."

Simmons & Company International, the energy specialists of Piper Jaffray, served as the Company’s financial advisor for the transaction and also conducted the sales process.

About Aegion (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion may be found at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Aegion’s forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of Aegion’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2018 and Quarterly Report on Form 10-Q for the

quarter ended June 30, 2018, filed with the SEC on August 2, 2018, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion’s filings with the SEC. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Aegion® and the associated logo are the registered trademarks of Aegion Corporation and its affiliates.

(AEGN-GEN)
CONTACT:    Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000